Exhibit 99.1


   Community Bancorp 1st Qtr Earnings Increase 91% to $1.1 Million
           Improved Margin and Efficiency Drive Improvement


    ESCONDIDO, Calif.--(BUSINESS WIRE)--April 29, 2003--Community Bancorp Inc. (Nasdaq: CMBC) today reported improved earnings that are the result of a significant increase in the net interest margin and improved efficiency ratio. For the quarter ended March 31, 2003, net income totaled $1,124,000, a 91% increase from $590,000 in the first quarter last year. Earnings per diluted share totaled $0.30 for the quarter ended March 31, 2003, up from $0.17 per diluted share for the same quarter a year ago.
    Profitability ratios improved significantly for the quarter. Return on average equity (ROE) increased to 21.3% for the quarter compared to 13.7% in the first quarter last year. Return on average assets (ROA) was 1.09% for the quarter compared to 0.64% a year ago. The efficiency ratio (operating expenses divided by the sum of net interest income before provision plus non-interest income) improved to 64.3% in the quarter from 74.0% in the first quarter 2002. The net interest margin increased to 4.79% for the first quarter compared to 4.05% for the same quarter a year ago.
    "We are pleased with our first quarter results," stated Tom Swanson, President and CEO. "In order to improve the efficiency ratio and the net interest margin, we have worked to significantly improve the liability side of the balance sheet. While the yield on interest earning assets has declined 16 basis points to 6.61% in the first quarter compared to the same period last year, the cost of liabilities has declined 86 basis points to 1.84% in the first quarter. This focus on liability management has led to the 74 basis point increase in net interest margin."
    Loan production increased 21% for the quarter. In the first quarter of 2003, originations were $75.0 million compared to $62.2 million in the first quarter last year. "While loan production has continued to improve, asset quality has remained strong," stated Bruce Mills, CFO. "Non-performing assets have declined from $5.5 million a year ago to $3.0 million as of the end of the quarter. Net of government guarantees, non-performing assets were only $703,000, or 0.17% of total assets, as of March 31, 2003 compared to $3.0 million, or 0.73%, as of March 31, 2002."
    Deposits were $363.5 million as of March 31, 2003 compared to $344.2 million as of March 31, 2002. Retail deposits increased 16% to $309.5 million compared to $267.8 million last year, while wholesale deposits decreased 29% to $54.0 million from $76.4 million a year ago. Non-interest bearing deposits have increased 38% to $56.8 million as of the end of the quarter compared to $41.1 million a year earlier. Net loans grew 7% to $351 million from $327 million a year ago, and total assets grew 4% to $425 million compared to $410 million at the end of the first quarter last year.
    The total reserve for loan losses was $4.3 million at March 31, 2003 compared to $3.0 million a year ago. The allowance for loan losses now represents 1.19% of gross loans, up from 0.92% a year ago. The allowance for loan losses, including reserves for losses on commitments to extend credit, now represents 1.25% of total gross loans compared to 1.00% a year ago. The provision for loan losses was $381,000 in the first quarter 2003 compared to $246,000 for the first quarter 2002. The increase in the provision and reserve levels is due to the growth in the loan portfolio combined with the uncertainties of the economy.
    Net interest income before the provision for loan losses increased 33% to $4.6 million for the quarter compared to $3.5 million in the first quarter last year, a result of increased interest earning assets and a lower cost of funds. Other operating income increased 34% to $1.8 million compared to $1.3 million a year earlier, largely due to increased gain on sale of loans. Operating expenses increased 16% to $4.1 million, compared to $3.6 million in the first quarter last year.
    Community National Bank is a subsidiary of Community Bancorp, a $425 million financial institution headquartered in Escondido, California. The bank's primary focus is community banking and commercial lending, with additional lending niches of SBA and aircraft lending. The bank serves northern San Diego County and southwest Riverside County with retail banking offices in Fallbrook, Temecula, Escondido, Bonsall and Vista. The bank has nine loan production offices located throughout the state of California.

    www.comnb.com

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------

(unaudited)(dollars in
thousands, except per
share data)

                   Quarterly  Quarter Ended
                   Percentage   March 31,
INTEREST INCOME     Change    2003    2002
                   -------- ------- -------
   Interest and
    fees on loans           $6,069  $5,596
   Interest on cash
    equivalents                 26      58
   Interest-earning
    deposits with
    banks                        3       3
   Interest on
    trading
    securities                  58      --
   US Treasury,
    govt. agencies
    & other
    securities                 259     191
                            ------- -------
Total Interest
 Income                 10%  6,415   5,848

INTEREST EXPENSE
   Deposits                  1,486   2,008
   Other borrowed
    money                      286     340
                            ------- -------
Total Interest
 Expense               -25%  1,772   2,348

Net interest income     33%  4,643   3,500
Provision for loan
 losses                 55%    381     246
                            ------- -------
Net Interest Income
 After Provision for Loan
  Losses                31%  4,262   3,254

OTHER OPERATING
 INCOME
   Net gain on sale
    of loans                 1,137     887
   Loan servicing
    fees, net                  152      88
   Customer service
    charges                    187     140
   Other fee income            306     215
                            ------- -------
Total Other
 Operating Income       34%  1,782   1,330

OPERATING EXPENSES
   Salaries and
    employee
    benefits                 2,338   2,129
   Occupancy                   317     296
   Telephone                    60      71
   Premises and
    equipment                   55      66
   Data processing             160     170
   Depreciation and
    amortization of fixed
     assets                    210     158
   Marketing and
    promotions                  56      54
   Professional
    services                   317     181
   Director,
    officer and
    employee
    expenses                   138     100
   Office expenses             162     108
   Other                       319     242
                            ------- -------
Total Other
 Operating Expenses     16%  4,132   3,575
                            ------- -------

   Income before
    income taxes             1,912   1,009
   Income tax                  788     419
                            ------- -------
NET INCOME              91% $1,124    $590
                            ======= =======
Comprehensive
 income                     $1,127    $590
                            ======= =======

Per Share Data(1)
   Basic earnings
    per common
    share               88%  $0.32   $0.17
                            ======= =======
   Earnings per
    common share -
    assuming
    dilution            76%  $0.30   $0.17
                            ======= =======

    (1) Per share data for 2002 has been adjusted for the 5% stock dividend of November 2002.


CONSOLIDATED BALANCE SHEET     Percentage  March    December   March
                                Change       31,       31,       31,
(unaudited) (dollars in                     2003      2002      2002
 thousands)                    --------- --------- --------- ---------

ASSETS:

Cash and cash equivalents (including
 restricted cash of $1,152 at Dec. 31,
 2002)                                    $21,060   $22,656   $43,139
Interest bearing deposits in
 financial institutions                        99        99        99
Investments
   Trading securities, at fair
    value                                  13,119    16,076         -
   Held-to-maturity, at
    amortized cost                         18,487    20,770    24,176
   Available-for-sale, at
    estimated fair value                    4,031         -         -
   Federal Reserve Bank  &
    Federal Home Loan Bank
    stock, at cost                          2,136     1,548     2,138

Loans held for investment             9%  310,969   290,537   286,319
  Less allowance for loan
   losses                                  (4,266)   (3,945)   (3,039)
                                         --------- --------- ---------
       Net loans held for
        investment                        306,703   286,592   283,280
Loans held for sale                   2%   44,388    52,879    43,566
Premises and equipment, net                 4,050     4,179     4,118
Other repossessed assets                        -         -     1,900
Accrued interest and other
 assets                                     6,118     5,788     4,534
Income tax receivable                           -       309         -
Deferred tax asset, net                     1,702     1,705     1,240
Servicing assets, net                       2,751     2,617     1,583
Interest-only strips, at fair
 value                                        536       480       389
                                         --------- --------- ---------

       Total assets                   4% $425,180  $415,698  $410,162
                                         ========= ========= =========

LIABILITIES AND SHAREHOLDERS'
 EQUITY

Deposits
      Interest bearing                1% $306,730  $312,514  $303,145
      Non-interest bearing           38%   56,753    51,438    41,080
                                         --------- --------- ---------

        Total deposits                6%  363,483   363,952   344,225

Trust Preferred Securities                 10,000    10,000    10,000
Other borrowings                           24,916    15,500    33,450
Reserve for losses on
 commitments to extend credit                 184       174       279
Income tax payable                            479         -       468
Accrued expenses and other
 liabilities                                4,336     5,499     3,768
                                         --------- --------- ---------
       Total liabilities              3%  403,398   395,125   392,190
                                         --------- --------- ---------

Shareholders' equity
  Common stock, $ .625 par
   value;  authorized
   10,000,000 shares,
   issued and outstanding,
    3,565,00 at March 31, 2003
    ;  3,542,000
  at December 31, 2002; and
   3,331,000 at March 31, 2002              2,228     2,214     2,081
Additional paid-in capital                 10,802    10,734     9,363
Unrealized gains on available
 for sale securities, net of
 income taxes                                   3         -         -
Retained earnings                           8,749     7,625     6,528
                                         --------- --------- ---------

       Total shareholders'
        equity                       21%   21,782    20,573    17,972
                                         --------- --------- ---------

       Total liabilities and
        shareholders' equity          4% $425,180  $415,698  $410,162
                                         ========= ========= =========

CONSOLIDATED FINANCIAL RATIOS                                   Year
                                                                Ended
                                           Quarter Ended      December
                                              March 31,          31,
                                           2003      2002       2002
                                       --------- ---------   ---------
Annualized return on average assets        1.09%     0.64%       0.77%
Annualized return on average equity       21.35%    13.68%      16.00%
Efficiency ratio                          64.31%    74.02%      70.25%
Annualized net interest margin             4.79%     4.05%       4.40%
Book value per share                      $6.11     $5.88(1)    $5.81

NON-PERFORMING ASSETS                         March 31,       Dec. 31,
                                           2003      2002       2002
                                       --------- ---------   ---------
Non-accrual loans                        $3,012    $3,576      $2,254
Loans past due 90 days or more                -         -           -
Restructured loans                            -         -           -
                                       --------- ---------   ---------
Total non-performing loans                3,012     3,576       2,254
OREO                                          -         -           -
Other repossessed assets                      -     1,900           -
                                       --------- ---------   ---------
Total non-performing assets              $3,012    $5,476      $2,254
                                       ========= =========   =========
Total non-performing loans/gross loans     0.84%     1.08%       0.65%
Total non-performing assets/total
 assets                                    0.71%     1.34%       0.54%
Total non-performing loans net of
 guarantees/gross loans                    0.20%     0.33%       0.19%
Total non-performing assets net of
 guarantees/total assets                   0.17%     0.73%       0.16%

                                                            Year Ended
ALLOWANCE FOR LOAN LOSSES                  Quarter Ended      December
                                            December 31,         31,
                                           2003      2002       2002
                                       --------- ---------   ---------
Balance at beginning of period           $3,945    $2,788      $2,788
Provision for loan losses                   381       246       1,561
Recovery of (provision for) reserve for
   losses on commitments to extend
    credit                                  (10)        6         111
Charge offs (net of recoveries)             (50)       (1)       (515)
                                       --------- ---------   ---------
Balance at end of period                 $4,266    $3,039      $3,945
                                       ========= =========   =========
Loan loss allowance/gross loans            1.19%     0.92%       1.14%
Loan loss allowance/non-performing
 loans                                    141.6%     85.0%      175.0%
Loan loss allowance/total assets           1.00%     0.74%       0.95%
Loan loss allowance/non-performing
 assets                                   141.6%     55.5%      175.0%
Loan loss allowance/non-performing
 loans, net of guarantees                 606.8%    277.3%      606.0%
Loan loss allowance/non-performing
 assets, net of guarantees                606.8%    101.4%      606.0%

                                                                Year
                                                                Ended
AVERAGE BALANCES                            Quarter Ended     December
                                              March 31,          31,
                                           2003      2002       2002
                                       --------- ---------   ---------
Average assets                         $418,042  $374,924    $392,034
Average equity                          $21,352   $17,493     $18,792
Average net loans (includes LHFS)      $349,339  $321,568    $324,627
Average deposits                       $355,792  $334,116    $344,487
Average interest earning assets        $393,312  $350,575    $366,330

(1) Adjusted for 5% stock dividend in November 2002.



    CONTACT: Community Bancorp Inc., Escondido
             Thomas E. Swanson, President & CEO, 760/432-1100